Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Townsquare Media, Inc.
Purchase, New York

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 15, 2024, relating to the consolidated financial statements and schedules and the effectiveness of internal control over financial reporting, of Townsquare Media, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

New York, New York

July 2, 2024